UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2019

Patriot Scientific Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 141

Carlsbad, CA 92011-1478

(Address of Principal Executive Offices, and Zip Code)

(760) 795-8517

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2019, Mr. Clifford Flowers resigned as Chief Financial Officer, effective from his positions as Chief Financial Officer and Secretary of Patriot Scientific Corporation (the “Company”) and his position as a member of the Board of Directors (the “Board”) of the Company. His resignations were not caused by a disagreement with the Company. In connection with his departure, Mr. Flowers entered into a Separation Agreement and General Release of All Claims as of with the Company (the “Release”).

Pursuant to the Release, Mr. Flowers is entitled to receive severance payments equal to $327,750, less all appropriate federal and state tax withholding, which will be made in seven equal installments on the 30th of each month commencing on October 30, 2019 and ending April 30, 2020. The payments under the Release are in lieu of any rights under the employment agreement between Mr. Flowers and the Company. The Release also contains a mutual general release, confidentiality, non-disparagement and other covenants and agreements. The foregoing description is qualified in its entirety by the terms and provisions of the Release, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Mr. Carlton M. Johnson Jr. was appointed as Interim Chief Financial Officer of the Company on October 3, 2019. The Board is conducting a search to replace the vacancy on the Board.

Mr. Johnson has served as a director of the Company since 2001 and has served as the Interim Chief Executive Officer since April 1, 2019. From June 1996 through March 2013, Mr. Johnson served as in-house legal counsel for Roswell Capital Partners, LLC and related entities. Mr. Johnson has been admitted to the practice of law in Alabama since 1986, Florida since 1988 and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV- rated law firm of Smith, Sauer, DeMaria Johnson and was President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and a Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson served on the board of directors of Peregrine Pharmaceuticals, Inc., a publicly held emerging bio-tech company from 1999 through November 2017. From May 2009 to March 2012, Mr. Johnson served on the board of directors of Cryoport, Inc., a publicly held company providing cost-efficient frozen shipping to biopharmaceutical and biotechnology industries. Mr. Johnson served as chairman of Cryoport’s compensation committee and as a member of its audit committee and nomination and governance committee. From November 2009 to December 2011, Mr. Johnson served on the board of directors of ECOtality, Inc., a leader in clean electric transportation and storage technologies. Mr. Johnson served on the audit committee and nominating committee of ECOtality.

Mr. Johnson does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. Johnson is not a party to any transactions listed in Item 404(a) of Regulation S-K.

There were no changes to Mr. Johnson’s compensation in connection with his appointment as Interim Chief Financial Officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release of All Claims between Patriot Scientific Corporation and Cliff Flowers as of October 1, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: October 4, 2019	By: /s/Carlton M. Johnson, Jr.
Carlton M. Johnson, Jr.
Interim Chief Executive Officer

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